EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated March 10, 2003, accompanying the consolidated financial statements incorporated by reference in the Annual Report of ebank Financial Services, Inc. (formerly ebank.com, Inc.) on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of ebank Financial Services, Inc. on Form S-8 (File No. 333-88461, effective October 5, 1999).


                              /s/ PORTER KEADLE MOORE, LLP


Atlanta, Georgia
March 28, 2003